Exhibit 99.1

Cognos Incorporated, Ottawa, Canada

Press release for immediate publication, 2004-08-24 at 8:30 a.m. CET.

Cognos Announces Offer to Acquire Frango

Cognos offers SEK 85 in cash per share for all B-shares outstanding in Frango in a recommended public tender offer totalling SEK 390.8 million (USD 52.2 million)

This Offer is not directed to persons whose participation requires a further prospectus, registration or measures other than those required under Swedish law.

The press release may not be distributed or released in any country in which distribution or the Offer requires measures as stated in the preceding paragraph or is in contravention of the rules in such a country.

This announcement is a translation of the Swedish announcement and in the event of any difference between the two, the Swedish announcement will prevail.

OTTAWA, ON and BURLINGTON, MA, August 24, 2004— Cognos (Nasdaq: COGN; TSX: CSN), the world leader in business intelligence (BI) and corporate performance management (CPM), today announced a cash offer to acquire 100% of the outstanding shares of Frango, a Stockholm-based company specializing in consolidation and financial reporting solutions. With this acquisition, Cognos significantly strengthens its product set and extends its worldwide leadership in CPM. Frango’s leading consolidation and financial reporting products coupled with the Cognos business intelligence, planning and scorecarding products will deliver the broadest and deepest corporate performance management solution in the industry.

“The acquisition of Frango is another important step in delivering on our commitment to provide the market-leading CPM solution to customers. It will extend our ability to address key priorities in the office of finance and enhance our distribution channels and solution delivery capability in key regions,” said Rob Ashe, President and CEO of Cognos. “Frango has built a great product and has established an enviable reputation in the performance management market space. We’re excited about what we can accomplish by combining the strengths of our two companies.”

Frango is one of Europe’s leading financial software suppliers and is publicly traded on the Stockholm Exchange (Stockholmbörsen). Frango’s reported revenues for the 12-month period ended June 30, 2004 were SEK 262 million or approximately USD 34.3 million, in accordance with Swedish GAAP. Frango has more than 1,300 customers worldwide and 230 employees located in 16 countries primarily in Europe and Asia.

“Joining forces with Cognos, the clear leader in CPM, makes perfect sense from a company and business point of view and will greatly strengthen our combined market position,” said Tom Löfstedt, Managing Director of Frango. “Cognos shares our strong company values, our commitment to product quality and our passion for customer success. As a result, our customers will have access to world-class financial performance management solutions and support.”

Cognos will host a Webcast and conference call to present an overview regarding this transaction at 09:00 a.m. Eastern Time, today, August 24, 2004. The Webcast may be accessed at http://www.cognos.com/company/investor/events/0824/index.html. The conference call may be accessed at +1-416-640-1907.

THE OFFER IN SUMMARY

•	Cognos Incorporated (“Cognos”), a Canadian corporation, has made a public tender offer to the shareholders of Frango AB (publ) (“Frango”) for all of Frango’s outstanding Series A and Series B shares (the “Offer”). The Series B shares in Frango are listed on the Stockholm Exchange’s (Stockholmsbörsen) O-List. The Series A shares are not listed on the Stockholm Exchange. The Offer is subject to certain conditions (see below).

•	SEK 85 in cash is offered for each Series B share and SEK 93.5 in cash is offered for each Series A share. Under the Offer, the total value of all shares outstanding in Frango amounts to SEK 390.8 million (approximately USD 52.2m1). The premium for the Series B share is 63% based on the average last price paid during the last ten trading days prior to the announcement of the Offer and 63% compared to the last price paid on August 23, 2004.

•	The Board of Directors of Frango unanimously recommends that the shareholders of Frango accept the Offer.

•	The largest shareholder and Managing Director of Frango, Tom Löfstedt, has accepted and supports the Offer in respect of his and his family’s entire direct and indirect holding of shares in Frango (the “Löfstedt Shares”). In total, the Löfstedt Shares represent 59.9% of the outstanding votes and 33.8% of the outstanding capital of Frango. The board members Monica Caneman, Roland Nilsson, Jonas Nyrén (incl. family), Lars Löfstedt (incl. family) and Erik Sellberg, who together, directly or indirectly, represent 0.9% of the outstanding capital and 0.6% of the outstanding votes, have declared that they also, as shareholders, support the Offer and will tender all their shares in the Offer.

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1  Based on an August 23, 2004, exchange rate of 7.48 USD/SEK.

THE OFFER

Shareholders in Frango are being offered SEK 85 in cash per Series B share and SEK 93.5 in cash per Series A share.

There is no commission fee for shareholders.

The Offer will be made through a wholly-owned Swedish subsidiary of Cognos (“Cognos AB”)2. Neither Cognos nor Cognos AB currently owns any shares in Frango.

The Swedish Industry and Commerce Stock Exchange Committee’s (NBK) recommendations regarding public offers and share acquisitions and the Securities Council’s statement on interpretation and application of the recommendations apply to the Offer.

Conditions for the Offer

The Offer is conditional upon the following:

a.	that the Offer is accepted to such an extent that Cognos AB becomes the owner of more than 90% of the total number of shares representing more than 90% of the votes in Frango on a fully diluted basis;

b.

that the acquisition, prior to the announcement that the Offer is declared unconditional, is not hindered or rendered more difficult by law, a court ruling, the decision of a public authority or other comparable circumstances beyond Cognos AB’s control; and

c.	that the necessary permits and approvals from the competition authorities are received unconditionally, or on conditions that in Cognos AB’s opinion are acceptable.

Cognos AB reserves the right to declare the Offer unconditional even if one or more of the conditions in a through c above are not fulfilled.

For conditions b and c, the Offer may only be withdrawn by Cognos AB if the failure to fulfill either of them is of significant importance to Cognos AB’s acquisition of Frango.

Value of the Offer

The Offer represents a bid premium on the Series B shares of 63% based on the average last price paid for the Series B shares during the last ten days prior to the Offer and 63% based on the last price paid for the Series B shares on August 23, 2004.

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2  A Swedish limited liability company (reg. no 556302-8678).

At the price of SEK 93.5 per Series A share outstanding (in total 330,000 shares) and the price of SEK 85 per Series B share outstanding (in total 4,235,000 shares), the total value of the Offer amounts to SEK 390.8 million.

Financing

Cognos AB is funding the Offer with cash resources from within the Cognos group.

Recommendation by the Board of Directors of Frango

Frango’s Board and Managing Director support the Offer and the Board has unanimously recommended the shareholders of Frango to accept the Offer. For further information, see the press announcement from the Board of Frango.

Undertakings and shareholder support

Frango’s largest shareholder and Managing Director, Tom Löfstedt, has undertaken to accept and support the Offer in respect of his and his family’s direct holding of 113,700 Series B shares. In addition, he has granted Cognos AB an option to acquire his wholly owned company that holds the remaining part of the Löfstedt Shares, i.e. 330,000 Series A shares and 1,100,000 Series B shares. The purchase prices for the Series A and Series B shares in the option agreement are the same as the offer prices in the Offer. In total, the Löfstedt Shares represent 59.9% of the outstanding votes and 33.8% of the outstanding capital of Frango.

In addition, the board members Monica Caneman, Roland Nilsson, Jonas Nyrén (incl. family), Lars Löfstedt (incl. family) and Erik Sellberg, who together, directly or indirectly, represent 0.9% of the outstanding capital and 0.6% of the outstanding votes, have declared that they also, as shareholders, support the Offer and will tender their shares in the Offer.

In total, Cognos AB has consequently received undertakings and shareholders support for shareholdings representing 60.5% of the outstanding votes and 34.8% of the outstanding capital of Frango.

Preliminary timetable

The prospectus is expected to be made public on or about September 6, 2004 and the acceptance period is expected to commence on September 7 and end on September 27, 2004. Assuming that Cognos AB declares the Offer unconditional on September 29, 2004, payment is expected to be distributed beginning on or about October 1, 2004. Cognos AB retains the right to extend the acceptance period and to delay in such case the settlement of payment.

Advisor

Handelsbanken Capital Markets is acting as financial advisor to Cognos and Cognos AB in connection with the Offer.

If any questions, contact Sean Reid, Cognos, +1-613-738-1440 or Rick McLaughlin, Lois Paul & Partners, +1-781-782-5752.

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

This press release contains forward-looking statements relating to, among other things, Cognos expectations concerning (a) the impact of the Frango acquisition on its business strategy, its ability to service customers, its ability to accelerate growth in related markets, enhancing Cognos reputation and (b) the combined strengths of Cognos and Frango.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements. Factors that may cause such differences include, but are not limited to: differences in Frango’s actual business and operating condition/capabilities from the condition/capabilities determined based on the due diligence process; Cognos ability to efficiently integrate Frango and the ease in which Frango can be integrated; the existence of regulatory barriers to integration; Cognos ability to retain Frango personnel; Cognos ability to maintain revenue growth or to anticipate a decline in revenue from any of its products or services; the Cognos ability to develop and introduce new products and enhancements that respond to customer requirements and rapid technological change; new product introductions and enhancements by competitors; the Cognos ability to compete in an intensely competitive market; the Cognos ability to select and implement appropriate business models and strategies; fluctuations in its quarterly and annual operating results based on historical patterns; currency fluctuations; tax rate fluctuations; the impact of global economic conditions on the Cognos business; unauthorized use of the Cognos intellectual property; claims by third parties that the Cognos software infringes their intellectual property; the risks inherent in international operations, such as currency exchange rate fluctuations; the Cognos ability to identify, hire, train, motivate, and retain highly qualified management and other key personnel; and the Cognos ability to identify, pursue, and complete acquisitions with desired business results; as well as the risk factors discussed in the Cognos most recent Annual Report on Form 10-K with the United States Securities and Exchange Commission, as well as other periodic reports filed with the SEC. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Cognos disclaims any obligation to publicly update or revise any such statement to reflect any change in its expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

ABOUT COGNOS

Cognos, the world leader in business intelligence and performance management, delivers software that helps companies drive, monitor and understand corporate performance.

Cognos delivers the next level of competitive advantage – Corporate Performance Management (CPM) – achieved through the strategic application of BI on an enterprise scale. Our integrated CPM solution helps customers drive performance through planning; monitor performance through scorecarding; and understand performance through business intelligence.

Cognos serves more than 22,000 customers in over 135 countries. Cognos enterprise business intelligence and performance management solutions and services are also available from more than 3,000 worldwide partners and resellers.

Cognos is traded on NASDAQ (COGN) and on The TSX in Toronto (CSN).

Cognos reported revenues of USD 683m and a net income of USD 101m for the financial year ending February 29, 2004, in accordance with the United States Generally Accepted Accounting Principles.

For more information, visit the Cognos Web site at http://www.cognos.com.

ABOUT FRANGO

Frango is a leading European software company founded in 1987 enabling finance and business managers to plan, report, consolidate, monitor and analyse business information — a process generally known as Corporate Performance Management. More than 1,300 corporate customers and organisations worldwide currently rely on Frango for enhancing their understanding of corporate performance and for gaining access to timely and relevant information for improved decision-making. Headquartered in Stockholm, Frango operates through wholly-owned subsidiaries in sixteen countries throughout Europe, the Far East and the USA. These businesses are complemented by operations in a further ten countries through a network of distributors. Frango’s Series B share is listed on the Stockholm Exchange (Stockholmsbörsen) under the symbol FRAN B.

For more information, visit the Frango Web site at http:// www.frango.se.